As filed with the Securities and Exchange Commission on September 14, 2021.

Registration No. 333-259497

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6221	45-4077653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

+86 (0755) 88898711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

National Registered Agents, Inc.

1209 Orange St.

Wilmington, DE 19801

Tel: 888.579.0286

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, NY 10022

Tel: 212.530.2208

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares of Common Stock to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	14,446,532	$0.835	$12,062,854.2	$1,316.06

(1)	Represents the number of shares of common stock that we will sell to White Lion Capital LLC, a Nevada limited liability company (“White Lion”) pursuant to a Common Stock Purchase Agreement dated January 19, 2021 (the “Purchase Agreement”) and a Settlement and Mutual Release Agreement dated September 13, 2021 (the “Settlement Agreement”), by and between the Company and White Lion. The securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 ("the Securities Act") based on an average of the high and low prices of the common stock on September 7, 2021 as reported on the Nasdaq Capital Market.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Form S-1/A is being filed to include a correct copy of Exhibit 10.26 Settlement and Mutual Release Agreement between TD Holdings, Inc. and White Lion Capital, LLC dated as of September 13, 2021, and hereby replaces in its entirety the incorrect version filed in error.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses paid or payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the SEC registration fee.

Amount Paid or to be Paid
SEC registration fee	$1,316.06
Legal fees and expenses	54,000
Accounting fees and expenses	$37,000
Miscellaneous expenses	0
Total	$92,316.06

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 15. Recent Sales of Unregistered Securities

On January 6, 2021, the Company entered into a securities purchase agreement with Streeterville Capital, LLC, a Utah limited liability company, pursuant to which the Company issued an unsecured promissory note in the original principal amount of $1,670,000 convertible into shares of common stock of $1,500,000 in gross proceeds.

On March 4, 2021, the Company entered into a securities purchase agreement with Streeterville Capital, LLC, pursuant to which the Company issued an unsecured promissory note in the original principal amount of $3,320,000 convertible into shares of common stock of $3,000,000 in gross proceeds.

The above two Notes have a maturity date of 12 months with an interest rate of 10% per annum. The Company retains the right to prepay the Note at any time prior to conversion with an amount in cash equal to 125% of the principal that the Company elects to prepay at any time three months after the Purchase Price Date, subject to maximum monthly redemption amount of $187,500 or $375,000 respectively.

On January 7, 2021, the Company entered into certain securities purchase agreement (the “SPA”) with Ms. Renmei Ouyang, the Chief Executive Officer and Chairwoman of the Company, and Mr. Shuxiang Zhang, both of whom are “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended pursuant to which the Company agreed to sell an aggregate of 15,000,000 shares of its common stock at a per share purchase price of $1.63, which is the closing price of the common stock on the date immediate prior to the date of the SPA. The gross proceeds from such Offering will be $24,450,000. Since Ms. Ouyang and Mr. Zhang are affiliates of the Company, the Offering was approved by the Audit Committee of the Board of Directors of the Company, which solely consistent of independent directors, as well as the Board of Directors of the Company.

On January 22, 2020, the Company entered into certain securities purchase agreement with certain investors, pursuant to which the Company agreed to sell an aggregate of 15,000,000 shares of Common Stock, at a per share purchase price of $0.90. The transaction was consummated on March 23, 2020 by issuance of 15,000,000 shares of Common Stock. The Company received proceeds of $13,500,000 in April 2020.

On January 22, 2020, the Company agreed to sell unsecured senior convertible promissory notes (“2020 Notes”) in the aggregate principal amount of $30,000,000 accompanied by warrants to purchase 20,000,000 shares of Common Stock issuable upon conversion of the 2020 Notes at an exercise price of $1.80. On March 23, 2020, the Company issued the 2020 Notes and Warrants to the investors. In April 2020, the Company received the proceeds of $30,000,000 from the issuance of 2020 Notes and Warrants.

In April 2020, the Holders elected to convert the 2020 Notes at a conversion price of $1.50 per share and also exercise the Warrants at an exercise price of $1.80 per share, and paid a cash consideration of $36,000,000 for the exercise of the Warrants by April 15, 2020. As a result, an aggregate of 40,000,000 shares of the Company’s Common Stock were issued on May 18, 2020.

On April 11, 2019, the Company and certain institutional investors (the “Purchasers”) entered into a securities purchase agreement (the “April Purchase Agreement”), pursuant to which the Company agreed to sell to such investors an aggregate of 1,680,000 shares of common stock (the “Common Stock”) in a registered direct offering and warrants to purchase up to approximately 1,680,000 shares of the Company’s Common Stock in a concurrent private placement, for gross proceeds of approximately $3.7 million (the “April Financing”). The offering of the warrants were made pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The warrants will be exercisable immediately following the date of issuance and have an exercise price of $2.20. The warrants will expire 5 years from the earlier of the date on which the shares of Common Stock issuable upon exercise of the warrants may be sold pursuant to an effective registration statement or may be exercised on a cashless basis and be immediately sold pursuant to Rule 144. The purchase price for each share of Common Stock and the corresponding warrant is $2.20. Each warrant is subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions, but not as a result of future securities offerings at lower prices. The warrants contain a mandatory exercise right for the Company to force exercise of the warrants if the Company’s common stock trades at or above $6.60 for 20 consecutive trading days provided, among other things, that the shares issuable upon exercise of the warrants are registered or could be sold pursuant to Rule 144 and the daily trading volume exceeds 200,000 shares per trading day on each trading day in a period of 20 consecutive trading days prior to the applicable date.

On October 16, 2018, the Company completed private placement of convertible promissory notes to certain “non-U.S. Persons” as defined in Regulation S of the Securities Act in the original principal amount of $312,170, convertible into shares of common stock of the Company at a per share conversion price of $0.6. If the notes are fully converted, the Company will issue an aggregate of 520,283 shares of common stock. In addition, the Company is obliged to pay interest on the outstanding balance of principal amount at the rate of 8% per annum until the note is paid in full. The net proceeds of the private placement was used by the Company as working capital.

This issuance and sale are exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit	Description
3.1	Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 of the draft registration statement on Form DRS filed on February 14, 2013*
3.2	Bylaws of Registrant, incorporated herein by reference to Exhibit 3.2 of the draft registration statement on Form DRS filed on February 14, 2013*
3.3	Articles of Association of Wujiang Luxiang Rural Microcredit Co. Ltd., incorporated herein by reference to Exhibit 3.3 of the registration statement on Form S-1/A filed on June 27, 2013
3.4	Certificate of Approval of Wujiang Luxiang Rural Microcredit Co. Ltd., incorporated herein by reference to Exhibit 3.4 of the registration statement on Form S-1 filed on June 7, 2013*
3.5	Certificate of Amendment of the Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.5 of the registration statement on Form S-1/A filed on July 16, 2013*
3.6	Certificate of Amendment to the Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on January 16, 2019*
3.7	Certificate of Amendment to the Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on June 7, 2019*
3.8	Certificate of Amendment to the Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on March 12, 2020*
3.9	Certificate of Amendment to Certificate of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on April 21, 2021*
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on April 12, 2019)*
4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on May 22, 2019)*
4.3	Form of Amended & Restated Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed on May 22, 2019)*
4.4	Form of Exchange Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on September 3, 2019)*
5.1	Opinion of Hunter Taubman Fischer & Li LLC*
10.1	Amended and Restated Employment Agreement dated January 9, 2020 by and between Registrant and Renmei Ouyang, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on January 10, 2020*
10.2	Employment Agreement dated January 9, 2020 by and between Registrant and Qun Xie, incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on January 10, 2020*
10.3	Director Offer Letter dated January 9, 2020 by and between Registrant and Qun Xie, incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed on January 10, 2020*
10.4	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on January 22, 2020*
10.5	Form of Note Securities Purchase Agreement, incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on January 22, 2020*

10.6	Unofficial Translation of Warehousing Agreement dated January 22, 2020, by and between Huamucheng and Foshan Nanchu Storage Management Co., Ltd., incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed on January 22, 2020*
10.7	Unofficial Translation of Purchase Agreement dated January 22, 2020, by and between Huamucheng and Shenzhen Qianhai Baiyu Supply Chain Co., Ltd., incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed on January 22, 2020*
10.8	Unofficial Translation of Sales Agreement dated January 22, 2020, by and between Huamucheng and Yunfeihu Cross-border E-Commerce Co., Ltd., incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed on January 22, 2020*
10.9	Director Offer Letter dated April 27, 2021 by and between Registrant and Heung Ming (Henry) Wong, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on April 27, 2021*
10.10	Unofficial English Translation of the VIE Termination Agreement dated June 25, 2020, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on June 30, 2020*
10.11	Unofficial English Translation of the Acquisition Agreement dated June 25, 2020, incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on June 30, 2020*
10.12	Employment Agreement, dated July 28, 2020 by and between the Company and Tianshi (Stanley)Yang, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on June 11, 2021*
10.13	Share Purchase Agreement dated August 28, 2020 by and among the Company, Vision Loyal Limited, HC High Summit Limited and HC High Summit Holding Limited, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on August 28, 2020*
10.14	Share Purchase Agreement by and entered into among Shenzhen Huamucheng Trading Co., Ltd., Shenzhen Xinsuniao Technology Co., Ltd. and Shenzhen Qianhai Baiyu Supply Chain Co., Ltd., dated October 26, 2020, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on October 29, 2020*
10.15	Form of Securities Purchase Agreement by and among TD Holdings, Inc. and certain investors , incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on November 24, 2020
10.16	Director Offer Letter, dated December 14, 2020, 2020 by and between the Company and Xiangjun Wang, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on December 16, 2020*
10.17	Securities Purchase Agreement between the Company and Streeterville Capital, LLC, dated as of January 6, 2021, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on January 8, 2021*
10.18	Convertible Promissory Note dated January 6, 2021, incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on January 8, 2021*
10.19	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on January 12, 2021*
10.20	Common Stock Purchase Agreement between the Company and White Lion Capital, LLC dated as of January 19, 2021, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on January 20, 2021*
10.21	Placement Agency Agreement between the Company and Univest Securities, LLC dated as of January 6, 2021, incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on January 20, 2021*
10.22	Escrow Agreement by and among the Company, Univest Securities, LLC, White Lion Capital, LLC, and Wilmington Trust, National Association dated as of January 19, 2021, incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed on January 20, 2021*
10.23	Security purchase Agreement between TD Holdings, Inc. and Streeterville Capital, LLC, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on March 9, 2021*
10.24	Convertible Promissory Note dated March 4, 2021, incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on March 9, 2021*
10.25	Form of Exercise Agreement between TD Holdings, Inc. and the Holder, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on March 10, 2021*
10.26	Settlement and Mutual Release Agreement between TD Holdings, Inc. and White Lion Capital, LLC dated as of September 13, 2021.
10.27	Form of Common Stock Securities Purchase Agreement incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on August 27, 2021*
10.28	Form of Unit Securities Purchase Agreement incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on August 27, 2021*
10.29	Form of Warrant incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed on August 27, 2021*
16.1	Letter From Friedman LLP regarding Item 16F (change in Certifying Accountant), incorporated by reference to Exhibit 16.1 of the Current Report on Form 8-K filed on June 15, 2020*
21.1	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on June 4, 2021)*
23.1	Consent of BF Borgers CPA PC*
23.2	Consent of Friedman LLP*

*	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(7)	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act; and

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, China on September 14, 2021.

TD HOLDINGS, INC.

By:	/s/ Renmei Ouyang
Renmei Ouyang
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Renmei Ouyang and Wei Sun, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Renmei Ouyang	Chief Executive Officer and Chairwoman of the Board	September 14, 2021
Renmei Ouyang	(Principal Executive Officer)

/s/ Tianshi (Stanley) Yang	Chief Financial Officer, Secretary and Director	September 14, 2021
Tianshi (Stanley) Yang	(Principal Financial Officer and Principal Accounting Officer)

/s/ Qun Xie	Chief Strategy Officer and Director	September 14, 2021
Qun Xie

/s/ Xiangjun Wang	Director	September 14, 2021
Xiangjun Wang

/s/ Weicheng Pan	Director	September 14, 2021
Weicheng Pan

/s/ Kecen Liu	Director	September 14, 2021
Kecen Liu

/s/ Heung Ming (Henry) Wong	Director	September 14, 2021
Heung Ming (Henry) Wong

/s/ Donghong Xiong	Director	September 14, 2021
Donghong Xiong